UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 27, 2008 (March 4, 2008)
Grey Wolf, Inc.
(Exact name of registrant as specified in its charter)

Texas	1-8226	74-2144774
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

10370 Richmond Ave., Suite 600
Houston, TX		77042
(Address of principal executive offices)		(Zip Code)
(713) 435-6100
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
A. 2008 Compensatory Arrangements.
     On February 27, 2008, the Compensation Committee (the “Committee”) set the 2008 base salary and made awards under the company’s short-term and long-term incentive plans for the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and our three most highly compensated executive officers other than our Chief Executive Officer and Chief Financial Officer as reported in our last proxy statement (collectively, the “Named Executive Officers”), and with respect to compensation of our Chief Executive Officer these actions were ratified by the independent members of the Board of Directors. The following table summarizes these actions:

			Number of
			Shares of	Number of
			Underlying	Shares of
			2008	Underlying
	2008		Restricted	2008
	Salary	2007	Stock	Options
Named Executive Officer	(Annual)(1)	Bonus(2)	Grant(3)	Grant(4)
Thomas P. Richards
Chief Executive Officer	$655,000	$548,500	228,400	228,400
David Crowley
Executive Vice President & Chief Operating Officer	$394,000	$108,100	122,400	122,400
David W. Wehlmann
Executive Vice President & Chief Financial Officer	$354,000	$230,100	74,500	74,500
Edward S. Jacob, III
Senior Vice President, Operations	$300,000	$106,500	59,100	59,100
Robert J. Proffit
Senior Vice President of Human Resources	$227,000	$85,200	38,700	38,700
Kent D. Cauley
Vice President and Controller	$178,000	$62,800	15,500	15,500

(1)	Effective as of March 1, 2008.

(2)	Annual bonuses to be paid to Named Executive Officers in 2008 for performance in 2007 based on previously disclosed performance measures.

(3)	The restricted stock grants vest in three equal, annual installments on each anniversary of the date of grant provided that the restricted stock grants are subject to forfeiture if the officer voluntarily terminates his employment or is terminated by us for cause.

(4)	Each option has an exercise price of $6.43 representing the closing price of a share of the company’s common stock as reported by the American Stock Exchange and will expire ten years from the date of grant, February 27, 2008. The options vest in three equal, annual installments on each anniversary of the date of grant provided that the options are subject to forfeiture if the officer voluntarily terminates his employment or is terminated by us for cause.

B. Amendment to Employment Agreements.
     On February 27, 2008, the Committee and the Board of Directors approved amendments to the employment agreements of Messrs. Richards, Wehlmann and Jacob to increase the lifetime maximum for continuation of medical and dental benefits from $1,000,000, which was the maximum provided under the Company’s benefit plans, to $5,000,000, which is the amount currently provided under the Company’s benefit plans. The Committee and the Board of Directors also approved amendments to the employment agreements of Messrs. Richards, Crowley, Wehlmann, Jacob and Proffit to ensure compliance with Section 409A of the Internal Revenue Code. Although these amendments to the employment agreements of the respective Named Executive Officers have been approved by the Committee and the Board of Directors as of the date of this report, written amendments to the employment agreements have not been finalized and entered into between the company and these Named Executive Officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2008

GREY WOLF, INC.
/s/ David W. Wehlmann
David W. Wehlmann,
Executive Vice President and Chief Financial Officer